Exhibit 10.2

GENVEC, INC.
2002 STOCK INCENTIVE PLAN

     1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

     1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

     1.2. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

     1.3. “Award” means a grant of an Option or Restricted Stock.

     1.4. “Board” means the Board of Directors of the Company.

     1.5. “Code” means the Internal Revenue Code of 1986, as amended.

     1.6. “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board.

     1.7. “Common Stock” means the common stock, par value $.001 per share, of the Company.

     1.8. “Company” means GenVec, Inc., and any successor thereto.

     1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7 hereof.

     1.10. “Date of Grant” means the date on which an Award is granted under this Plan.

     1.11. “Eligible Person” means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate, as determined by the Committee.

     1.12. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

2002 Stock Incentive Plan as Amended January 16, 2008

     1.13. “Exercise Price” means the price per Share at which an Option may be exercised.

     1.14. “Fair Market Value” means, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or quoted on an automated dealer quotation system, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that, effective January 1, 2005, in the case of an Option, in all events shall Fair Market Value be determined pursuant to a method that complies with Section 409A of the Code.

     1.15. “Incentive Stock Option” means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

     1.16. “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

     1.17. “Nonstatutory Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

     1.18. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

     1.19. “Option Period” means the period during which an Option may be exercised.

     1.20. “Participant” means an Eligible Person who has been granted an Award hereunder.

     1.21. “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

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     1.22. “Plan” means the GenVec, Inc. 2002 Stock Incentive Plan, as amended from time to time.

     1.23. “Restricted Stock” means Shares granted under the Plan pursuant to the provisions of Section 8 hereof.

     1.24. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     1.25. “Share” means a share of Common Stock.

     1.26. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

     3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

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     4. Eligibility. Awards may be granted only to Eligible Persons; provided, however, that, effective January 1, 2005, Options may only be granted to persons with respect to whom Shares constitute stock of the service recipient (within the meaning of Section 409A of the Code) determined by applying a 50% ownership test for purposes of applying Sections 414(b) and (c) of the Code.

     5. Stock Subject to Plan.

     5.1. Subject to adjustment as provided in Section 9 hereof, (a) the maximum number of Shares that may be issued under this Plan is 11,580,000 Shares, (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a calendar year is 1,000,000 Shares, and (c) the maximum number of Shares that may be issued as Restricted Stock during a calendar year is 500,000 Shares.

     5.2. If an Option expires or terminates for any reason without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued Shares that had been subject to the Award shall be available for the grant of additional Awards.

     6. Options.

     6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

     6.2. The Exercise Price of an Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

     6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

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      7. Exercise of Options. An Option may, subject to the terms of the applicable Agreement evidencing the Option, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or

(b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by delivery (including constructive delivery) of Shares (provided that such shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise.

     8. Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

     9. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the Exercise Price of Options, (d) the aggregate number and class of shares for which Awards thereafter may be granted under this Plan, (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof, and (f) the maximum number of Shares which may be issued as Restricted Stock during the term of the Plan as specified in Section 5.1(c) hereof.

     10. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.

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      11. Modification, Substitution of Awards.

     11.1. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, impair any of the Participant’s rights or obligations under such Award and (b) in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

     11.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     12. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

     13. Stockholder Approval. This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 10 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

     14. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Awards granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

     15. Term of Plan. Unless sooner terminated by the Board pursuant to Section 10, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted after such date. The termination of this Plan shall not affect the validity of any Awards outstanding on the date of termination.

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      16. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

     17. General Provisions.

     17.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

     17.2. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

     17.3. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

     17.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

     17.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

     17.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

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     17.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

17.8 In order to preserve an Eligible Person’s rights under this Plan in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of an Award, (ii) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (iii) make any other provision as the Committee may consider equitable or in the best interests of the Company.

     17.9 Effective January 1, 2005 and notwithstanding any other provision of this Plan to the contrary, to the extent any Award (or modification of an Award) under this Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.

2002 Stock Incentive Plan as Amended January 16, 2008

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OPTIONEE:
DATE OF GRANT:
EXERCISE PRICE:
COVERED SHARES:

GENVEC, INC.
2002 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

1.  Definitions. In this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

1.1  “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company either directly or indirectly.

1.2   “Agreement” means this Incentive Stock Option Agreement.

1.3  “Board” means the Board of Directors of the Company.

1.4  “Cause” means:

(a) the willful and continued failure of the Optionee to substantially perform his or her duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness);

(b) the willful engaging by the Optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any of its Affiliates;

(c) personal dishonesty or breach of fiduciary duty to the Company or any of its Affiliates that in either case results or was intended to result in personal profit to the Optionee at the expense of the Company or any of its Affiliates; or

(d) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company or any of its Affiliates.

For purposes of the preceding clauses, no act or failure to act, on the part of the Optionee, shall be considered "willful" unless it is done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that the Optionee’s action or omission was in the best interests of the Company or any of its Affiliates. Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Optionee's superior or based upon the advice of counsel for the Company or any of its Affiliates, shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company or any of its Affiliates.

1.5   A "Change in Control" means the occurrence of any of the following events:

(a) any Person or Persons acting together, excluding employee benefit plans of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 or any successor provisions thereto), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities;

(b) the Company's stockholders approve (or, in the event no approval of the Company's stockholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets (other than a transfer to a Subsidiary); or

(d) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

1.6  “Code” means the Internal Revenue Code of 1986, as amended.

1.7  “Committee” means the committee(s), subcommittee(s), or person(s) charged, pursuant to the provisions of the Plan, with the administration of the Plan.

1.8  “Common Stock” means the common stock, par value $ 0.001 per share, of the Company.

1.9  “Company” means GENVEC, Inc., a Delaware corporation, and any successor thereto.

1.10 “Covered Shares” means the shares of Common Stock subject to the Option.

1.11 “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5(a) of the exercise, in whole or in part, of the Option.

1.12 “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(a) the date of the first notification to the Optionee that the Optionee’s Service is terminated by the Company or an Affiliate for Cause;

(b) ninety (90) days after termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause, death or Disability; provided, however, that (i) if the Optionee dies during such ninety (90) day period, one (1) year after such termination or (ii) if within two years following a Change in Control either the Optionee’s service is terminated by the Company without Cause or the Optionee terminates service for Good Reason, two (2) years after such termination;

(c) three (3) years after termination of the Optionee’s Service with the Company or an Affiliate by reason of death or Disability; or

(d) ten (10) years after the Date of Grant.

1.13 “Date of Grant” means the date set forth at the beginning of this Agreement.

1.14 “Disability” means the Optionee’s total and permanent disability under the Company's long-term disability plan or policy applicable to the Optionee such that the Optionee becomes eligible to receive long-term disability benefits thereunder.

1.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16 “Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.17 “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.18 “Good Reason” means:

(a) a reduction by the Company in the Optionee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(b) the Company requiring the Optionee to be based at any office or location that is more than thirty-five (35) miles from the Optionee’s office or location immediately prior to a Change in Control;

(c) the failure by the Company (i) to continue in effect any compensation plan in which the Optionee participates immediately prior to a Change in Control that is material to the Optionee’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Optionee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Optionee’s participation relative to other participants, than existed immediately prior to the Change in Control; or

(d) the failure by the Company to continue to provide the Optionee with benefits substantially similar to those enjoyed by the Optionee under any of the Company's pension, life insurance, medical, health and accident, disability or other welfare plans in which the Optionee was participating immediately prior to the Change in Control.

Notwithstanding the forgoing, if the Optionee has entered into a Change in Control Agreement with the Company the definition of “Good Reason” shall have the meaning assigned to it under such Change of Control Agreement.

1.19 “Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

1.20 “Optionee” means the person identified on page 1 of this Agreement.

1.21 “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

1.22 “Plan” means the GENVEC, Inc. 2002 Stock Incentive Plan, as amended from time to time.

1.23 “Service” means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as an employee of the Company, (b) a member of the Board of Directors of the Company and/or any of its Affiliates but not an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as a member of such Board of Directors, or (c) a consultant or independent contractor to the Company or any of its Affililiates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Optionee’s service as a consultant or independent contractor to the Company and/or any of its Affiliates. The Optionee’s Service shall not be treated as having terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

2.  Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of shares identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.

3.  Terms of the Option.

3.1  Type of Option. The Option is intended to be an incentive stock option under Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or all or any portion of the Option does not otherwise qualify as an incentive stock option under Section 422 of the Code, (a) the Option shall be treated as a nonstatutory stock option and not as an incentive stock option, and (b) upon any exercise of the Option, the Optionee shall be required to designate the extent to which the exercise of the Option is with respect to that portion, if any, of the Option that is a nonstatutory stock option and that portion, if any, of the Option that is an incentive stock option. If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company’s stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

3.2 Option Period; Exercisability. The Option may be exercised in whole shares during the period commencing on the Date of Grant and terminating on the Date of Expiration, as follows:

(a) no part of the Option may be exercised during the six (6) months following the Date of Grant or at any time after the Date of Expiration;

(b) beginning six months after the Date of Grant, the Option may be exercised as to a maximum of six-forty-eighths (6/48th) of the Covered Shares;

(c) beginning on the first day of each month thereafter, the Option may be exercised as to an additional one-forty-eighth of the Covered Shares until the Option is exercisable as to all of the Covered Shares.

Notwithstanding the foregoing, upon the occurrence of a Change in Control or in the event of termination of Optionee’s Service by reason of Disability or death, the Option shall thereupon become exercisable at any time prior to the Date of Expiration, as to the full number of Covered Shares. In no event shall the number of Covered Shares as to which the Option is exercisable increase after termination of the Optionee’s Service.

3.3  Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.

3.4  Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

(a) cash or check payable to the order of the Company;

(b) if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system delivery (either actual or constructive) of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or mentioned by the Company, have been held by the Optionee for at least six (6) months) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares; or

(c) if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system and in accordance with such rules as may be specified by the Committee, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised.

4.  Capital Adjustments. The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment or change, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee shall be conclusive and shall be binding on the Optionee.

5.  Exercise.

5.1  Notice. The Option shall be exercised, in whole or in part (but in no event for less than one hundred (100) Covered Shares or the number of Covered Shares remaining subject to the Option, if less) by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.4 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

5.2  Withholding. The Company’s obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.2, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

5.3  Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

6.  Representations. The Optionee agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.

7.  Transfer of Shares-Early Disposition of Stock. The Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of shares of Common Stock acquired upon exercise of the Option within two (2) years after the Date of Grant or within one (1) year after such shares were transferred to the Optionee, which notice shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price.

8.  Legends. The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

9.  Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

10.  Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

11.  Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

12.  Governing Law. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Maryland without giving effect to the principles of conflicts of laws.

13.  Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	GENVEC, INC.

By:
Horacio Correa	Douglas J. Swirsky – Chief Financial Officer,
Treasurer and Corporate Secretary

Accepted and agreed to as of the Date of Grant:

- Optionee

“EXHIBIT A”
EXERCISE OF OPTION

Board of Directors
GENVEC, Inc.
65 West Watkins Mill Road,
Gaithersburg, MD 20878

Gentlemen:

The undersigned, the Optionee under the Incentive Stock Option Agreement (“Agreement”) identified as Option No. ____—___ granted pursuant to the GENVEC, Inc. 2002 Stock Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase __________ shares of Common Stock of GENVEC, Inc., par value $0.001 per share (the “Option Shares”), and herewith makes payment of $    in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

[ ] Cash or Check:

[ ] Common Stock:

[ ] Brokerage Transaction:

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

[ ] Cash or Check:

[ ] Withholding of Common Stock:

[ ] Delivery of Common Stock:

If applicable pursuant to Section 3.1 of the Agreement, the Optionee elects that __________ of the Option Shares shall be treated as being acquired pursuant to the exercise of an incentive stock option and _______ of the Option shares shall be treated as acquired pursuant to the exercise of a nonqualified stock option that is not an incentive stock option.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

The undersigned hereby represents as follows:

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1. The Optionee has received and reviewed a copy of the Plan and the statutory prospectus relating to the Plan.

2. The certificate(s) for the Option Shares may be legended, for certain officers who may be deemed affiliates of the Company, to the effect that such officers may not reoffer or resell the Option Shares in a transaction which is not registered under the Securities Act of 1933, as amended ("the Act"), except pursuant to the Securities and Exchange Commission's Rule 144 under the Act, or another exemption thereunder.

Date: ________________
(Signature of Optionee)

Date received by GENVEC, Inc.:   ________________

Received by: ____________________________________

Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.

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